Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in post-effective amendment 1 to Registration Statement (No. 333-214903) on Form N-2 of City National Rochdale Select Strategies Fund, of our report dated March 30, 2018, relating to our audit of the financial statements and financial highlights, which appear in the January 31, 2018 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” "Independent Registered Public Accounting Firm" and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

May 30, 2018